ASSIGNMENT OF DEBENTURE

     FOR VALUABLE CONSIDERATION, the undersigned ("Assignor") hereby assigns to Thomson Kernaghan & Co. Limited, as agent ("Assignee"), without recourse as to payment, those certain debentures in the original principal amounts of US$2,500,000, US$500,000, and US$100,000, executed by eFinancial Depot.com Corporation ("Maker"), dated February 2, 2000, May 4 2000 and April 27, 2000, respectively, each bearing interest at the rate of 6% per year, and payable to the order of Assignor.


                              DATED  this  25th  day  of  May,  2001

                              ASSIGNOR:
                              OXFORD  CAPITAL  CORPORATION
                              By    /s/  Robert  Kubernus
                              Name   Robert  Kubernus
                              Title   Director
                              I  have  authority  to  bind  the  Corporation